CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2012, with respect to the financial statements and financial highlights of The Tocqueville Trust, including The Tocqueville Fund, The Tocqueville Opportunity Fund, The Tocqueville International Value Fund, The Tocqueville Gold Fund, The Delafield Fund, and The Tocqueville Select Fund (six of the portfolios constituting the Tocqueville Trust) appearing in the October 31, 2012 Annual Report to Shareholders on Form N-CSR of The Tocqueville Trust, which is incorporated by reference in this Post-Effective Amendment No. 44    to the Registration Statement No. 033-08746 on Form N-1A (the “Registration Statement”).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectus and under the caption “Financial Statements” and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Grant Thornton LLP

Chicago, Illinois
February 25, 2013